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                                                                    EXHIBIT 10.1

                                 August 4, 2003


C&S Acquisition LLC
C&S Wholesale Grocers, Inc.
47 Old Ferry Road
Brattleboro, Vermont  05302
Attn:  General Counsel

         Re: Asset Purchase Agreement and Ancillary Documents

Ladies and Gentlemen:

         Reference is made to the Asset Purchase Agreement dated as of July 7, 2003, among C&S Acquisition LLC, a Delaware limited liability company ("Purchaser"), Fleming Companies, Inc., an Oklahoma corporation ("Fleming"), certain other affiliates of Fleming (each, a "Seller" and collectively, "Sellers"), each a debtor and debtor in possession under Chapter 11 Case No. 03-10945 (MFW) (jointly administered) pending in the United States Bankruptcy Court for the District of Delaware and, with respect to Article V and Sections
14.8 and 14.11 thereof only, C&S Wholesale Grocers, Inc., a Vermont corporation ("Parent") (the "Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

         Pursuant to Section 14.3 of the Agreement, effective as of the date hereof, this letter shall amend the Agreement as follows:

         1. The parties hereto acknowledge and agree that, notwithstanding anything in the Agreement to the contrary, including clause (iii) within the definition of "Acquired Contracts" and Section 2.2(q) of the Agreement, all vendor supply agreements for the supply of products to the U.S. military ("Military Supply Agreements") shall be deemed part of Acquired Assets; provided, however, notwithstanding anything in the Agreement to the contrary, including Sections 2.8 and 2.9 of the Agreement, Sellers shall have no obligation or liability to pay any Cure Costs associated with such Military Supply Agreements; provided, further, that such Military Supply Agreements shall not be assumed and assigned as of the Initial Closing, but rather may be assumed and assigned in accordance with Section 2.5 of the Agreement subsequent to the Initial Closing following the entry of one or more applicable Supplemental Sales Orders. Notwithstanding anything in this letter or the Agreement to the contrary, including Section 6.2 of the Agreement, Sellers may in their sole discretion settle any Military Supply Agreement, including, without limitation, by way of termination of such Military Supply Agreement and sale of related inventory, and retain the proceeds of such settlement; provided, however, upon receipt by Sellers of Purchaser's Option Notice(s) to expressly assume any Military Supply Agreement, Sellers shall not settle such Military Supply Agreement without the prior consent of Purchaser (provided, however, no such consent shall be required to the extent that Sellers have been in settlement discussions relating to such Military Supply Agreement and Sellers may continue such settlement discussions and may settle such Military Supply Agreement and retain the proceeds therefrom); provided, further, to the extent such consent of Purchaser is required, Purchaser shall not unreasonably withhold such consent and shall reasonably assist Sellers in the collection of accounts and trade receivables due under such Military Supply Agreement.

         2. The parties hereto acknowledge and agree that, notwithstanding anything in the Agreement to the contrary, including clause (iii) within the definition of "Acquired Contracts"

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General Counsel
August 4, 2003
Page 2


and Section 2.2(q) of the Agreement, all vendor supply agreements for the supply of private label products ("Private Label Supply Agreements") shall be deemed part of Acquired Assets; provided, however, notwithstanding anything in the Agreement to the contrary, including Sections 2.8 and 2.9 of the Agreement, Sellers shall have no obligation or liability to pay any Cure Costs associated with such Private Label Supply Agreements; provided, further, that such Private Label Supply Agreements shall not be assumed and assigned as of the Initial Closing, but rather may be assumed and assigned in accordance with Section 2.5 of the Agreement subsequent to the Initial Closing following the entry of one or more applicable Supplemental Sales Orders.

         3. The parties hereto acknowledge and agree that, notwithstanding anything in the Agreement to the contrary, no Acquired Contract to which any ABCO Seller is a party shall be assumed or assigned as of the Initial Closing, but rather may be assumed and assigned in accordance with Section 2.5 of the Agreement subsequent to the Initial Closing following the entry of one or more applicable Supplemental Sales Orders.

         4. Section 1.1 of the Agreement is hereby amended by adding the following definition in such section in its alphabetical order:

                  ""ABCO Seller" means each of ABCO Food Group, Inc., a Nevada corporation, ABCO Markets, Inc., an Arizona corporation, and ABCO Realty Corp, an Arizona corporation."

         5. The definition of "Affiliate" set forth in Section 1.l of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following text:

                  ""Affiliate" shall (i) as such term may relate to any of the Sellers, have the meaning set forth in Bankruptcy Code section 101(2), and (ii) as such term may relate to Purchaser or Parent, have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended."

         6. The definition of "Break-Up Fee" set forth in Section 1.1 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following text:

                  ""Break-Up Fee" shall mean an amount equal to $11,000,000 (i.e., two and three-quarters percent (2.75%) of the Estimated Purchase Price)."

         7. The definition of "Encumbrance" set forth in Section 1.1 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following text:

                  ""Encumbrance" shall mean any mortgage, pledge, lien (statutory or otherwise), security interest, easement, right of way, covenant, claim, restriction, right, option, conditional sale or other title retention agreement, charge or encumbrance of any kind or nature, including actions in rem and lis pendens, but not any Offset Right, in respect of any Acquired Assets."

         8. Section 1.1 of the Agreement is hereby amended by adding the following definition in such section in its alphabetical order:

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General Counsel
August 4, 2003
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                  ""FSA" means a facility standby agreement to which a customer of Seller is a party.

                  ""FSA Accounts Receivable" means the trade accounts receivable of Sellers arising from customers' purchases of products from Sellers pursuant to FSAs.

                  ""FSA Accounts Receivable Compromised Amount" means, with respect to any FSA of any FSA Customer, the amount of any FSA Accounts Receivable that is not an FSA Accounts Receivable Uncompromised Amount.

                  ""FSA Accounts Receivable Compromised Limit" shall have the meaning set forth in Section 2.9(e).

                  ""FSA Accounts Receivable Uncompromised Amount" means, with respect to any FSA of any FSA Customer, the amount of any FSA Accounts Receivable that is paid in full in cash to Sellers on or prior to the FSA Settlement Date pursuant to Section 2.9.

                  ""FSA Customer"" means a customer of Seller that is party to an FSA that is an Acquired Contract as of the Initial Closing Date.

                  ""FSA Settlement Date" shall have the meaning set forth in
         Section 2.9(d).

                  ""FSA Settlement Notice" shall have the meaning set forth in
         Section 2.9(d).

                  ""Offset Right" means any right of a creditor (other than those rights that were actually exercised prior to the Petition Date) to offset a mutual debt owing by such creditor to a Seller that arose before the Petition Date against a claim of such creditor against a Seller that arose before the Petition Date as provided in section 553 of the Bankruptcy Code."

         9. The definition of "Permitted Encumbrances" set forth in Section 1.1 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following text:

                  ""Permitted Encumbrances" means (a) any Lien for Taxes not yet due or payable, (b) statutory or mechanics', landlords', warehousemen's, suppliers', materialmen's, carriers', workmen's, repairmen's liens and other like Liens imposed by law arising or incurred in the ordinary course of business consistent with past practice with respect to amounts not yet due (provided that such amounts arising or accruing prior to the Initial Closing remain Excluded Liabilities) and which do not and would not, individually or in the aggregate, have a Material Adverse Effect, (c) with respect to the Owned Real Property, encumbrances consisting of zoning restrictions, easements and other restrictions on the use of such Owned Real Property, provided that such items do not and would not reasonably be expected to have, individually or in the aggregate, have a Material Adverse Effect, (d) any laws, rules, regulations, statutes or ordinances affecting the PSCs and which do not, individually or in the aggregate, have a

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General Counsel
August 4, 2003
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         Material Adverse Effect, (e) with respect to the Owned Real Property, any utility company rights, easements and franchises and similar rights or easements granted to third parties for electricity, water, steam, gas, telephone or other service or the right to use and maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under and upon such Owned Real Property, provided that the same do not and would not reasonably be expected to have, individually or in the aggregate, have a Material Adverse Effect, (f) with respect to the Owned Real Property, title defects or matters that would be customarily disclosed by an accurate survey or inspection of the Owned Real Party Leases that do not, individually or in the aggregate, materially impair the value or use of the Owned Real Property, (g) as to any Lease, the Subleases and (h) as to the Owned Real Property, the Owned Real Property Leases."

         10. Clause (ii) in the definition of "Sale Order" set forth in Section
1.1 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following text:

                  "(ii) the approval of the sale of the Acquired Assets to Purchaser free and clear, pursuant to section 363(f) of the Bankruptcy Code, of all claims, Offset Rights, Liens, and Encumbrances (other than Permitted Encumbrances) or other interests (collectively, "Interests"),"

         11. The definition of "Sales Material Adverse Effect" set forth in
Section 1.1 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following text:

                  ""Sales Material Adverse Effect" means a decline in Sales, if any, associated with the Operating PSCs which exceed 32 1/2% for the four (4) week period ended the Saturday immediately preceding the Initial Closing Date, as compared to the four (4) week period ended June 14, 2003."

         12. The parenthetical clause at the end of the first sentence of
Section 2.5(c) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following text:

                  "(which in no event shall be earlier than thirty (30) days following the delivery of such Option Notice, or, if given on or prior to August 2, 2003, no earlier than the Initial Closing); provided, however, notwithstanding the foregoing, Purchaser shall only be required to deliver an Option Notice in respect of any owned Acquired Assets, including, without limitation, any Owned Real Property, three
         (3) Business Days prior to the expected date of the consummation of such purchase or exclusion; provided, further, notwithstanding the foregoing, Sellers shall use their commercially reasonable efforts to deliver all documents and instruments required under this Agreement to be delivered to Purchaser in connection with the consummation of the sale of any Owned Real Property (including, without limitation, deeds, surveys and title commitments) but, if the Option Notice with respect to such Owned Real Property was delivered after

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General Counsel
August 4, 2003
Page 5


         August 2, 2003 with respect to the Initial Closing or with less than thirty (30) days notice with respect to any Subsequent Closing, then Sellers shall not be obligated to deliver any such documents and instruments on such date of consummation if any such documents cannot be obtained on or prior to the date of such consummation despite Sellers commercially reasonable efforts but Sellers shall be obligated to deliver any such documents and instruments on or prior to later of the thirtieth (30th) day following delivery of such Option Notice or the consummation of the sale of such Owned Real Property"

         13. The second sentence of Section 2.5(c) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following sentence:

                   "Notwithstanding anything to the contrary in this Section 2.5, at one or more times during the Option Period, Purchaser may, by delivering a written notice to Sellers, (i) revoke its request in a Option Notice previously delivered hereunder to have an Acquired Asset transferred to Purchaser, a Purchaser Assignee or a Third Party Purchaser, (ii) change the identity of the Person who shall be the transferee of an Acquired Asset which is identified in an Option Notice previously delivered hereunder as an asset to be transferred pursuant to this Agreement, or (iii) extend the expected timing of the consummation of the purchase of an Acquired Asset (as such expected timing is set forth in an Option Notice or written notice previously delivered hereunder) to any date during the Option Period; provided, however, that with respect to any specific Acquired Asset, Purchaser may exercise its rights in clause (i) of this sentence one time only."

         14. The first sentence of Section 2.5(e) of the Agreement is hereby amended by adding the following provision at the end of such sentence:

                  "; provided, however, that if Purchaser, Purchaser's Assignee or a Third Party Purchaser, at such party's sole and absolute discretion, elects to and does so specify in an Option Notice to reject an Acquired Contract, Sellers shall be required to reject, and shall not have any option to retain, such Acquired Contract"

         15. The second sentence of Section 2.5(e) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following text:

                  "In respect of any Acquired Contract Purchaser, Purchaser's Assignee or Third Party Purchaser requires in an Option Notice that Sellers reject, and in respect of any Acquired Contract for which such specification has not been made but Sellers elect to reject, promptly following the expiration of such three (3) Business Day period, Sellers shall file, duly serve and diligently prosecute a motion in the Bankruptcy Court seeking authorization, as necessary, to reject such specified Acquired Contracts."

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General Counsel
August 4, 2003
Page 6


         16. Section 2.9 of the Agreement is hereby amended by adding the following provisions at the end of such section:

                  "(c) Subject to the limitations of Section 2.9 (d) and (e) and notwithstanding anything herein to the contrary: (i) Purchaser shall be permitted to negotiate with any FSA Customer for the payment of or settlement of the payment of any Cure Cost associated with any Acquired Contract to which such FSA Customer is a party; (ii) within five (5) Business Days of the delivery to Sellers of an FSA Settlement Notice in accordance with Section 2.9(d), Sellers shall notify the Cure Escrow Agent to release from the Cure Escrow any cash amounts to be paid pursuant to such FSA Settlement Notice; and (iii) Sellers shall execute such documents as reasonably requested by Purchaser to provide for the settlement or compromise of any FSA Accounts Receivable associated with such FSA Customer set forth in such FSA Settlement Notice and which complies with this Section 2.9.

                  "(d) A notice (each, an "FSA Settlement Notice") that Purchaser has agreed to make payments to, or cause payments to be made to, an FSA Customer relating to any Cure Costs associated with any Acquired Contract to which such FSA Customer is a party (each, an "FSA Settlement") shall state: (i) the identity of the FSA Customer; (ii) the identity of all Acquired Contracts to which such FSA Customer is a party; (iii) the identity of the Acquired Contracts that are the subject of the FSA Settlement; (iv) the amount, if any, of any FSA Accounts Receivable involved in such FSA Settlement, including, without limitation the FSA Accounts Receivable Compromised Amount and the FSA Accounts Receivable Uncompromised Amount; (v) the Cure Amount to be released from the Cure Escrow; and (vi) the effective date of the settlement of the Cure Amounts and FSA Accounts Receivable, if any, associated with such Acquired Contract (which date shall be no earlier than the fifth Business Day following delivery of such FSA Settlement Notice) (the "FSA Settlement Date").

                  "(e) Notwithstanding anything herein to the contrary: (i) the aggregate of all FSA Accounts Receivable Compromised Amounts shall not exceed $8.0 million (the "FSA Accounts Receivable Compromised Limit");
         (ii) if Purchaser does not utilize the full amount of such $8.0 million to settle FSA Accounts Receivable, in no event shall the unutilized portion of such FSA Accounts Receivable be transferred to, utilized by or otherwise shared with Purchaser, (iii ) to the extent any portion of the Cure Escrow is utilized to pay or settle any Cure Cost of any FSA Customer pursuant to an FSA Settlement, then all Cure Costs (including without limitation all Offset Rights, if any) of such FSA Customer under all Acquired Contracts to which such FSA Customer is a party arising out of or related to the PSC pursuant to which such FSA Customer is serviced under such Acquired Contract (other than Acquired Contracts that have been rejected pursuant to the Agreement and become Excluded Contracts) must be extinguished, cancelled and of no force and effect on or prior to the FSA Settlement Date with respect to such FSA Settlement; ( iv) to the extent any FSA Accounts Receivable is utilized to settle any Cure Cost of any FSA Customer pursuant to an FSA Settlement, then the outstanding amounts of all FSA Accounts Receivable owing by such FSA Customer shall be considered an FSA Accounts Receivable Compromised Amount upon the payment of all the amounts subject to such settlement; (v) if Purchaser enters into a new agreement

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General Counsel
August 4, 2003
Page 7


         with an FSA Customer and has paid or pays such FSA Customer amounts from the Cure Escrow, then, as part of such new agreement, such FSA Customer shall agree that no FSA Accounts Receivable shall be subject to any claim for Cure Costs (including without limitation all Offset Rights, if any); and (vi) Sellers shall maintain an accounting of all FSA Settlements, including without limitation, the portions of any Cure Escrow, any FSA Accounts Receivable Compromised Amount and any FSA Accounts Receivable Uncompromised Amount utilized in connection therewith.

                  "(f) Notwithstanding anything to the contrary, Sellers shall be permitted to compromise or settle any and all FSA Accounts Receivable, subject to the following limitations: (i) Sellers shall provide Purchaser with at least two (2) Business Days written notice of the intent to consummate a settlement involving a compromise of an FSA Accounts Receivable which notice shall provide Purchaser with the specific terms of such settlement; (ii) Seller shall not, as part of such settlement, accept as payment in full of the outstanding amount of any FSA Accounts Receivable an amount that is less than 90% of such outstanding amount (if the proposed date of consummation of the settlement of such amount is within 30 days following the Initial Closing Date), 80% of such amount (if the proposed date of consummation of the settlement of such amount is from and including the 31st day to the 60th day following the Initial Closing Date), or 70% of such outstanding amount (if the proposed date of consummation of the settlement of such amount is from and including the 61st day to the 90th day following the Initial Closing Date); and (iii) on a weekly basis, Sellers shall provide Purchaser with a status summary of its collection efforts with regard to FSA Accounts Receivable, including without limitation, the identity of each FSA Customer, the outstanding amount of its FSA Accounts Receivable, and a brief description of the efforts made, if any, to collect such FSA Accounts Receivable.

                  "(g) Within two (2) Business Days of delivery of such notice, Purchaser shall notify Sellers that (x) Seller shall be permitted to consummate such settlement or (y) Seller shall not be permitted to consummate such settlement and, instead, Purchaser shall have the right to settle such FSA Accounts Receivable with such FSA Customer and Sellers shall no longer have the right to settle such FSA Accounts Receivable with such FSA Customer. If Purchaser elects to have the right to consummate a settlement, then the full outstanding amount of such FSA Accounts Receivable shall be considered an FSA Accounts Receivable Compromised Amount (whether or not such FSA Accounts Receivable is settled) which shall be applied to the FSA Accounts Receivable Compromised Limit. If Purchaser does not notify Seller within such two (2) Business Day period, then Seller shall have the right to settle such FSA Accounts Receivable with such FSA Customer. If proceeds from any FSA Accounts Receivable Compromised Amount are received by Sellers, Sellers shall promptly remit such proceeds to Purchaser."

         17. Section 3.3(a) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following text:

                           "(a) Royalty Amount. Sellers shall be entitled to a "Royalty Amount" for the customers and customer agreements transferred to Purchaser

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General Counsel
August 4, 2003
Page 8


         that are Purchaser Active Customers pursuant to this Agreement in an amount equal to one percent (1%) of the Sales to such customers for the Royalty Period; provided, that "Purchaser Active Customers" shall mean those customers that continue to order products on a regular basis (other than Sales during a wind-down period for such customer) during the two weeks preceding the thirtieth (30th) day after the Initial Closing."

         18. The second sentence of Section 3.3(b)(ii) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following text:

                  "For purposes of the Second Estimate Payment, Purchaser and Sellers shall make a good-faith estimate of the Second Estimate Payment based upon the annualized run rate of Sales to Purchaser Active Customers over the 60-day period immediately following the Initial Closing Date)."

         19. Section 3.3(b)(iii) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following text:

                  "The remainder of the Royalty Amount due for the first year of the Royalty Period shall be paid promptly following final determination of the actual Sales to Purchaser Active Customers for the first year of the Royalty Period pursuant to Section 3.3(d) and in no event later than three (3) Business Days following such determination."

         20. Section 3.3(c) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following text:

                  "(c) Remainder of the Royalty Amount. In each of the four (4) subsequent years of the Royalty Period, the Royalty Amount shall be paid promptly following final determination of the actual Sales to Purchaser Active Customers for each quarter in such year and in no event later than three (3) Business Days following such determination. For purposes of this Section 3.3, "year" shall mean each of the subsequent 12-month periods following the Initial Closing and shall not refer to calendar or fiscal years."

         21. The first sentence of Section 3.3(d) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following text:

                  "Within thirty (30) days after the end of the first year of the Royalty Period or each quarter following the end of the first year of the Royalty Period, as the case may be, Purchaser shall calculate actual Sales for the customer relationships and customer agreements transferred to Purchaser that are Purchaser Active Customers pursuant to this Agreement and deliver a statement of such Sales to Sellers along with related work papers (the "Sales Statement")."

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General Counsel
August 4, 2003
Page 9


         22. The provided further clause in the second sentence of Section 3.3(e)(i)(x) of the Agreement is hereby amended by deleting the phrase "of products carried by Sellers with respect to the Business" from such clause.

         23. The second sentence of Section 3.3(e)(i)(x) of the Agreement is hereby amended by adding the following text at the end of such sentence:

                  "; provided, further, to the extent that the consummation of the applicable sale or transfer occurs on a Saturday, the references to the "sixty (60) day(s)", "thirty (30) day(s)" and "thirtieth (30th) day" in this sentence shall be deemed references to "fifty-six (56) day(s)", "twenty-eight (28) days(s)" and "twenty-eighth (28th) day", respectively"

         24. Section 3.3(e)(i)(y) of the Agreement is hereby amended by adding the following text at the end of such section:

                  "; provided, further, to the extent that the consummation of the applicable sale or transfer occurs on a Saturday, the references to the "sixty (60) day" in this section shall be deemed references to "fifty-six (56) day"

         25. The clause ", free and clear of all Liens, other than Permitted Encumbrances," in Section 4.5(a) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following text:

                  ", free and clear of all Offset Rights, Liens and Encumbrances, other than Permitted Encumbrances,"

         26. The clause "free of subtenancies and other occupancy rights and Liens" in the second and third sentences of Section 4.5(b) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following text:

                  "free of subtenancies and other occupancy rights and Offset Rights, Liens and Encumbrances"

         27. Clause (iii) of Section 4.14(b) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following text:

                  "(iii) there are no Liens for Taxes which shall attach to any Acquired Asset once such Acquired Asset is assigned, transferred and delivered to Purchaser hereunder pursuant to the Sale Order or applicable Supplemental Sale Order, as the case may be; and"

         28. Article IV of the Agreement is hereby amended by adding the following provision immediately after Section 4.22:

                  "4.23 Fleming Foreign Sales Corporation. Fleming Foreign Sales Corporation, a Barbados corporation, does not own, lease or otherwise hold any assets."

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General Counsel
August 4, 2003
Page 10


         29. Clause (B) of Section 6.4(a)(iv) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following text:

                  "(B) is accompanied (A) by a cash deposit at least equal to the Deposit (or if such bid is for less than all of the Acquired Assets, four and three-quarters percent (4.75%) of the cash purchase price payable at Closing), which deposit shall not be subject to any Liens created in favor of any person, and (B) by a duly executed acquisition agreement that is marked to reflect variations from this Agreement,"

         30. Clause (H) of Section 6.4(a)(iv) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following text:

                  "(H) is for an aggregate purchase price at least equal to the Estimated Purchase Price plus $19,000,000, provided that for purposes of this requirement Sellers shall be permitted to aggregate any number of bids (provided that each individual bid is equal to or greater than $40,000,000 in cash) (a bid which meets the foregoing requirements
         (A)-(H) is hereinafter referred to as a "Qualified Bid");"

         31. Section 6.4(a)(viii) of the Agreement is hereby amended by adding the following sentence at the end of such section:

                  "Notwithstanding the foregoing and anything in this Agreement to the contrary, Sellers' Debt Liens shall be permitted to attach to Sellers' rights under the Deposit Escrow Agreement relating to the Deposit or under any escrow agreement or arrangement relating to the deposit of any Potential Bidder (as defined in the Bidding Procedures) and the proceeds thereof."

         32. The second sentence of Section 6.8(b) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following text:

                  "The parties shall together make a physical accounting of the Material Equipment (the "Initial Equipment Count", together with the Final Equipment Count (as defined below), the "Equipment Count") by August 5, 2003 or such other time period mutually agreeable to Purchaser and Sellers, such Equipment Count may include the making of a videotape or other similar medium to confirm the existence of Material Equipment."

         33. Article VI of the Agreement is hereby amended by adding the following provision at the end of such Article:

                  "Section 6.16 Certain Books and Records.

                  (a) From the Initial Closing through the expiration of the Option Period, upon reasonable notice, and subject to Section 6.10, Sellers will give to the representatives, employees, counsel and accountants of Purchaser and its lenders, access, during normal business hours, to the records relating to the items

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General Counsel
August 4, 2003
Page 11


         set forth in paragraph numbers 2, 8, 11, 16, 18, 21 and 24 set forth on
         Schedule 2.2(m), as such records pertain to the Business, the PSCs, the Employees or the Acquired Assets and relating to periods prior to, including and after the Initial Closing Date, and will permit such persons to examine such records and, subject to the provisions of
         Section 6.16(b), shall either (i) provide Purchaser copies of such records at Purchaser's expense, or (ii) permit Purchaser to copy such records at Purchaser's expense.

                  (b) Sellers will provide Purchaser with copies of all employee records, personnel files and other human resource records relating to any Employee who becomes a New Employee promptly upon receiving written notice from Purchaser, as well as copies of all Sellers' records of legal proceedings and other grievances or disputes relating to Employees who become New Employees, in each case, at Purchaser's expense; provided, however, that nothing in this Agreement shall require Sellers to provide or otherwise give access to performance reviews or information contained in any performance reviews with respect to such Employees.

                  (c) During the period from the Option Notice to the New Hire Date in respect of any New Employees, to facilitate the hiring by Purchaser of such New Employees, at Purchaser's request and expense, Sellers shall provide to the representatives, employees, counsel and accountants of Purchaser, during normal business hours, access to and file transfers of all employment systems for payroll and benefits administration for such New Employees.

                  (d) Notwithstanding anything in this Agreement to the contrary, Sellers shall not be required to provide or otherwise give access to the books, records, work papers and other files and documents subject to attorney-client privilege, including, without limitation, any such documents of the audit committee(s) of the Boards of Directors of the Sellers and PricewaterhouseCoopers LLP and its representatives.

                  (e) To the extent any provision of this Section 6.16 conflicts with Schedule 2.2(m), the provisions of this Section shall control."

         34. Section 8.11 of the Agreement is hereby amended by adding the following clause at the end of such section:

                  "; provided, further, the failure of Purchaser to designate an Acquired Contract pursuant to Section 2.5(c) on or prior to August 2, 2003 such that Sellers have been unable to file, duly serve and diligently prosecute a motion in the Bankruptcy Court seeking authorization, as necessary, for Sellers to assign and Purchaser to assume such Acquired Contract shall not be a failure to satisfy the condition set forth in this Section 8.11"

         35. Section 10.1 of the Agreement is hereby amended by adding the following clause at the end of such sentence:

General Counsel
August 4, 2003
Page 12


                  "; provided, however, that the parties acknowledge and agree that they will take such actions necessary to ensure that the Initial Closing shall, subject to Purchaser's satisfaction of its obligations under Sections 3.1(c)(ii), 3.1(c)(iii) and 3.1(c)(iv), be deemed to occur on and be effective as of 11:59 p.m. on a Saturday; provided, further, that all closing documents delivered by the parties pursuant to this Agreement at the Initial Closing as of such Saturday shall be held in escrow and not released until such time on the Monday immediately following such Saturday, or such later day, that Purchaser satisfies its obligations under Sections 3.1(c)(ii), 3.1(c)(iii) and 3.1(c)(iv)"

         36. Section 11.2(c) of the Agreement is hereby amended by adding the following sentence at the end of such section:

                  "Notwithstanding the foregoing and anything in this Agreement to the contrary, Sellers' Debt Liens shall be permitted to attach to Sellers' rights under the Deposit Escrow Agreement relating to the Deposit or under any escrow agreement or arrangement relating to the deposit of any Potential Bidder (as defined in the Bidding Procedures) and the proceeds thereof."

         37. Article XII is hereby amended by adding the following provisions at the end of such Article:

                  "12.15 Consequential Damages Order. At the hearing of the Bankruptcy Court on August 4, 2003 (or such later date to which such hearing may be continued, so long as such later date occurs on or prior to August 8, 2003), Sellers and Purchaser shall seek an Order from the Bankruptcy Court ruling that the waiver by any FSA Customer of any and all consequential damages under such FSA Customer's FSA is valid and enforceable, unless such waiver would be unconscionable. If Sellers and Purchaser mutually agree (in writing by notice to the other parties pursuant to Section 14.4 within 48 hours of the conclusion of such hearing) that the terms of such Order provide adequate limitations on the Cure Costs arising from consequential damages under FSAs, then the provisions set forth in Exhibit F attached hereto shall be added to (or deleted, as the case may be, from) the Agreement, and to the extent the parties do not so mutually agree, Sellers may terminate the Agreement pursuant to Section 11.1(o).

                  "12.16 August 14, 2003 Hearing. Notwithstanding the provisions of Section 2.5 of the Agreement, Sellers represent that they have used and shall continue to use commercially reasonable efforts to provide notice on or prior to August 4, 2003 to the non-Seller parties to the Acquired Contracts (specified in the Option Notice delivered by a Third Party Purchaser on August 1, 2003 and in the Option Notice delivered by Purchaser on August 2, 2003) which notice indicated or shall indicate that such Acquired Contracts are the subject of a hearing on August 14, 2003 involving the assignment and assumption of such Acquired Contracts. To the extent such non-Seller parties and/or such Acquired Contracts are not specified in any such Option Notice with sufficient detail to provide proper notice, each of Sellers and Purchaser shall use its commercially

General Counsel
August 4, 2003
Page 13


         reasonable efforts to obtain the information necessary to provide proper notice and, upon receipt of such information by Sellers, Sellers shall promptly provide proper notice to such non-Seller parties.

         38. The parties hereto acknowledge and agree that (i) Fleming Foreign Sales Corporation, a Barbados corporation ("Fleming Foreign Sales"), shall be removed as a signatory and party to the Agreement, and accordingly, that Fleming Foreign Sales shall have no rights or obligations under the Agreement or any Ancillary Document and (ii) each of ABCO Food Group, Inc., a Nevada corporation, ABCO Markets, Inc., an Arizona corporation, and ABCO Realty Corp, an Arizona corporation (together with ABCO Food Group, Inc. and ABCO Markets, Inc., the "ABCO Sellers"), shall be added as a signatory and party to the Agreement as a "Seller", and accordingly that each of such Persons shall have all rights and obligations under the Agreement and any Ancillary Documents as a "Seller". By execution of this letter, each of the ABCO Sellers acknowledges and agrees to be bound by the Agreement and all Ancillary Documents as a "Seller". The preamble of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following text:

                  ""THIS ASSET PURCHASE AGREEMENT is dated July 7, 2003, among C&S Acquisition LLC, a Delaware limited liability company ("Purchaser"), Fleming Companies, Inc., an Oklahoma corporation ("Fleming"), Fleming Transportation Service, Inc., an Oklahoma corporation, Piggly Wiggly Company, an Oklahoma corporation, RFS Marketing Services, Inc., an Oklahoma corporation, Fleming International Ltd., an Oklahoma corporation, Fleming Foods of Texas L.P., an Oklahoma limited partnership, Fleming Foods Management Co., L.L.C., an Oklahoma limited liability company, ABCO Food Group, Inc., a Nevada corporation, ABCO Markets, Inc., an Arizona corporation, and ABCO Realty Corp., an Arizona corporation (together with Fleming, each, a "Seller", and collectively, "Sellers"), each a debtor and debtor in possession under Chapter 11 Case No. 03-10945 (MFW) (jointly administered) pending in the United States Bankruptcy Court for the District of Delaware and, with respect to Article V and Sections 14.8 and 14.11 only, C&S Wholesale Grocers, Inc., a Vermont corporation ("Parent")."

         39. The second item below numbered row 2 on Schedule 1.1(b) (Non-Operating PSCs) referring to the property known as "LA 190", is hereby amended by deleting it in its entirety and replacing it with the following text:

                  "200 Affiliated Dr., Broussard, LA  70518 (LA 190)"

         In addition, pursuant to Section 12.14 of the Agreement, the parties hereto have mutually agreed to the forms of the (a) Transition Services Agreement, (b) Cure Escrow Agreement, (c) Deposit Escrow Agreement, (d) Indemnity Escrow Agreement and (e) Schedules to the Agreement, including Schedules 3.2, 3.2(d) and 8.11, each of which is attached hereto as Exhibit A (Transition Services Agreement), Exhibit B (Cure Escrow Agreement), Exhibit C (Deposit Escrow Agreement), Exhibit D (Indemnity Escrow Agreement) and Exhibit E (Schedules), respectively.

General Counsel
August 4, 2003
Page 14


         If the terms set forth above correctly reflect your understanding, please execute a copy of this letter and return it to us at your earliest convenience. Upon receipt by us of such executed copy, this letter shall constitute an amendment to the Agreement binding on all parties thereto with respect to the matters set forth herein. Except as otherwise specifically set forth herein, nothing contained herein shall be deemed to constitute a waiver or amendment to the Agreement. This amendment is limited solely for the purposes and to the extent expressly set forth herein, and except as expressly modified hereby, the terms, provisions and conditions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects.

                  [remainder of page intentionally left blank]

                                          Very truly yours,

                                          THE FLEMING COMPANIES, INC.

                                          /s/ TED STENGER
                                          -------------------------------------
                                          By: Ted Stenger
                                          Its: CRO

                                          FLEMING TRANSPORTATION
                                          SERVICE, INC.

                                          /s/ WILLIAM E. MAY, JR.
                                          -------------------------------------
                                          By: William E. May, Jr.
                                          Its: President


                                          FLEMING INTERNATIONAL LTD.

                                          /s/ WILLIAM E. MAY, JR.
                                          -------------------------------------
                                          By: William E. May, Jr.
                                          Its: President


                                          PIGGLY WIGGLY COMPANY

                                          /s/ JIMMY D. GARRISON
                                          -------------------------------------
                                          By: Jimmy D. Garrison
                                          Its: President


                                          RFS MARKETING SERVICES, INC.

                                          /s/ WILLIAM E. MAY, JR.
                                          -------------------------------------
                                          By: William E. May, Jr.
                                          Its: President


                                          FLEMING FOODS OF TEXAS L.P.
                                          By:   Fleming Companies, Inc.
                                          Its:  General Partner

                                          /s/ TED STENGER
                                          -------------------------------------
                                          By: Ted Stenger
                                          Its: CRO

                                          FLEMING FOODS MANAGEMENT
                                          CO., L.L.C.
                                          By:   Fleming Companies, Inc.
                                          Its:  Sole Member

                                          /s/ TED STENGER
                                          -------------------------------------
                                          By: Ted Stenger
                                          Its: CRO


                                          FLEMING FOREIGN SALES CORPORATION

                                          /s/ WILLIAM E. MAY, JR.
                                          -------------------------------------
                                          By: William E. May, Jr.
                                          Its: Vice President, Treasurer
                                               and Assistant Secretary


                                          ABCO FOOD GROUP, INC.

                                          /s/ JAMES R. VAUGHN
                                          -------------------------------------
                                          By: James R. Vaughn
                                          Its: Vice President


                                          ABCO MARKETS, INC.

                                          /s/ WILLIAM E. MAY, JR.
                                          -------------------------------------
                                          By: William E. May, Jr.
                                          Its: President


                                          ABCO REALTY CORP.

                                          /s/ WILLIAM E. MAY, JR.
                                          -------------------------------------
                                          By: William E. May, Jr.
                                          Its: President

ACCEPTED AND AGREED:

C&S ACQUISITION LLC

/s/ MARK GROSS
------------------------------------
By:   Mark Gross
Its:  Executive Vice President


C&S WHOLESALE GROCERS, INC.

/s/ MARK GROSS
------------------------------------
By:   Mark Gross
Its:  Executive Vice President